As filed the Securities and Exchange Commission on November 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neothetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-8527075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9191 Towne Centre Drive, Suite 400

San Diego, CA 92122

(858) 750-1008

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

George W. Mahaffey

President and Chief Executive Officer

Neothetics, Inc.

9191 Towne Centre Drive, Suite 400

San Diego, CA 92122

(858) 750-1008

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Kagnoff, Esq. Larry W. Nishnick, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Tel: (858) 677-1400 Fax: (858) 677-1401	Cheston J. Larson, Esq. Michael Sullivan, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Tel: (858) 523-5400 Fax: (858) 523-5450

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-199449)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$690,000	$81

(1)	Represents only the additional amount being registered. Includes offering price of any additional shares that the underwriters have the over-allotment option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-199449).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-199449), originally filed by the Registrant on October 17, 2014 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement.

The content of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Commission on November 19, 2014, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, California, on November 19, 2014.

NEOTHETICS, INC.

By: Name: Title:	/s/ George W. Mahaffey George W. Mahaffey President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ George W. Mahaffey George W. Mahaffey	President, Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2014

* Susan Knudson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2014

* Martha J. Demski	Director	November 19, 2014

* Maxim Gorbachev	Director	November 19, 2014

* Daniel Janney	Director	November 19, 2014

* Kim P. Kamdar, Ph.D.	Lead Independent Director	November 19, 2014

* Patricia Walker, M.D., Ph.D.	Director	November 19, 2014

* /s/ George W. Mahaffey	Attorney-in-Fact	November 19, 2014
George W. Mahaffey

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

5.1	Opinion of DLA Piper LLP (US) regarding the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page of Registration Statement on Form S-1 (File 333-199449)).

*	Incorporated by reference from the Prior Registration Statement